
<ARTICLE> BD
<LEGEND>
This schedule contains summary financial information extracted from The Ziegler
Companies, Inc. and Subsidiaries financial statements and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               SEP-30-1995
<CASH>                                       6,187,696
<RECEIVABLES>                                9,119,046
<SECURITIES-RESALE>                                  0<F1>
<SECURITIES-BORROWED>                                0
<INSTRUMENTS-OWNED>                        100,135,564<F2>
<PP&E>                                       6,610,639
<TOTAL-ASSETS>                             156,480,237
<SHORT-TERM>                                37,530,742<F3>
<PAYABLES>                                   8,391,630<F4>
<REPOS-SOLD>                                         0
<SECURITIES-LOANED>                                  0
<INSTRUMENTS-SOLD>                                   0
<LONG-TERM>                                 48,265,490<F5>
<COMMON>                                     3,544,030
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                  47,410,936
<TOTAL-LIABILITY-AND-EQUITY>               156,480,237
<TRADING-REVENUE>                                    0<F6>
<INTEREST-DIVIDENDS>                         3,092,173
<COMMISSIONS>                                        0<F6>
<INVESTMENT-BANKING-REVENUES>               18,563,676
<FEE-REVENUE>                                4,291,222
<INTEREST-EXPENSE>                           4,098,944
<COMPENSATION>                              15,032,396
<INCOME-PRETAX>                              2,415,009
<INCOME-PRE-EXTRAORDINARY>                   2,415,009
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 1,566,809
<EPS-PRIMARY>                                      .65
<EPS-DILUTED>                                      .65

<F1>Short-term investments includes some securities purchased under resale agreements.
<F2>Financial instruments includes securities inventory, investment in leases, notes receivable, and investment in and receivables from affiliates.
<F3>Includes short-term notes payable and unsecured notes payable to banks under line of credit arrangements.
<F4>Includes payable to customers, payable to broker-dealers, accounts payable, and dividends payable.
<F6>Revenue from investment banking activities includes revenue from trading activities and commissions.
<F5>Includes bonds payable and notes payable to banks other than line of credit borrowings.

